UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2024

GOLUB CAPITAL PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

SMBC Credit Facility Amendment

On May 6, 2024, Golub Capital Private Credit Fund (the “Company”) entered into the First Amendment (the “First Amendment”) to the senior secured revolving credit facility (the “First Amendment”), which amends the senior secured revolving credit facility, dated as of September 6, 2023 (the “SMBC Credit Facility”), by and among the Company, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent and as collateral agent, and the lenders and issuing banks from time to time party thereto. The First Amendment, among other things, (a) memorialized the addition of Manufacturers & Traders Trust Company, Natixis, New York Branch and Royal Bank of Canada as lenders under the SMBC Credit Facility, (b) added BNP Paribas and The Huntington National Bank as new lenders under the SMBC Credit Facility (the “New Lenders”), (c) increased the total commitment facility amount from $690,000,000 to $840,000,000 as a result of each New Lender making an aggregate multicurrency commitment of $75,000,000, and (d) replaced the interest rate benchmark for Term Benchmark Loans denominated in Canadian Dollars from CDOR to CORRA, which includes a credit spread adjustment of 0.29547% for one month tenor Term Benchmark Loans and 0.32138% for three month tenor Term Benchmark Loans. Capitalized terms used but not defined herein have the meanings ascribed thereto in the SMBC Credit Facility.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01.	Regulation FD Disclosures.

May, June and July 2024 Distributions

On May 3, 2024, the Company declared distributions for its Class I common shares of beneficial interest (the “Class I Shares”) and Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

Gross Distribution
May 2024
Class I Shares Distribution	$0.2200
Class S Shares Distribution	$0.2200
June 2024
Class I Shares Distribution	$0.2200
Class S Shares Distribution	$0.2200
July 2024
Class I Shares Distribution	$0.2200
Class S Shares Distribution	$0.2200

The May 2024 distribution for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on May 31, 2024 and will be paid on or around June 28, 2024.

The June 2024 distribution for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on June 30, 2024 and will be paid on or around July 30, 2024.

The July 2024 distribution for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on July 31, 2024 and will be paid on or around August 30, 2024.

These distributions will be paid in cash or reinvested in Class I Shares or Class S Shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to the SMBC Credit Facility, dated as of May 6, 2024, by and among the Company, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent and as collateral agent, and the lenders and issuing banks from time to time party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Private Credit Fund

Date: May 10, 2024	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer